Calculation of Filing Fee Tables
S-8
Bridgeline Digital, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	1,500,000	$ 1.32	$ 1,980,000.00	0.0001531	$ 303.14
Total Offering Amounts:						$ 1,980,000.00		$ 303.14
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 303.14
Offering Note
[1]	(1) Represents 1,500,000 shares of common stock, par value $0.001 per share ("Common Stock"), of Bridgeline Digital, Inc. (the "Registrant") available for issuance under the Registrant's 2025 Stock Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement (this "Registration Statement") filed by the Registrant shall also cover any additional shares of Common Stock that may become issuable under the Plan pursuant to this Registration Statement by reason of any stock split, recapitalization, stock dividend or other similar transaction or capital adjustment effected without receipt of consideration or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the NASDAQ Capital Market on September 25, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A